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EXHIBIT 21 - SUBSIDIARIES

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                        NAME                                      JURISDICTION
                        ----                                      ------------
The Offshore Drilling Company                                    Delaware
Todco International Ltd.                                         Cayman Islands
TODCO Management Services Inc.                                   Delaware
Cliffs Drilling Company                                          Delaware
Cliffs Drilling Trinidad LLC                                     Delaware
Cliffs Drilling (Barbados) Holdings SRL                          Barbados
Cliffs Drilling (Barbados) SRL                                   Barbados
Cliffs Drilling Trinidad Offshore Limited LLC                    Trinidad
Servicios Integrados Petroleros C.C.I. S.A. (66%)                Venezuela
Perforaciones Falrig de Venezuela, C.A.                          Venezuela
R&B Falcon Drilling (International and Deepwater) Inc.           Delaware
R&B Falcon Holdings, Inc.                                        Delaware
R&B Falcon Drilling Co.                                          Oklahoma
R&B Falcon Exploration Co.                                       Delaware
R&B FalconDeepwater (UK) Ltd.                                    United Kingdom
R&B Falcon Borneo Drilling Ltd.                                  Oklahoma
RBF Exploration Co.                                              Nevada
RBF Drilling Co.                                                 Oklahoma
RBF Drilling Services Inc.                                       Oklahoma
RBF Nigeria Ltd.                                                 Nigeria
RBF Servicos Angola Ltda.                                        Angola
Reading & Bates Demaga Perfuracoes Ltda.                         Brazil
NRB Drilling Services Ltd.(60%)                                  Nigeria
Onshore Services Inc.                                            Texas
RBF Deepwater Exploration Inc.                                   Nevada
Deepwater Drilling LLC (50%)                                     Delaware
RBF Deepwater Exploration II Inc.                                Nevada
Deepwater Drilling II LLC (50%)                                  Delaware
R&B Falcon Drilling Ltd.                                         Oklahoma
R&B Falcon Offshore Limited                                      Oklahoma
R&B Falcon (U.K.) Ltd.                                           United Kingdom
R&B Falcon (Caledonia) Ltd.                                      United Kingdom
Reading and Bates Coal Company                                   Nevada
Caymen Coal Inc.                                                 West Virginia
Appalachia Permit Co.                                            Kentucky
Bismark Coal, Inc.                                               Kentucky
Reading & Bates Development Co.                                  Delaware
RB International Ltd.                                            Cayman Islands
Mediterranean Devlopement Ltd.                                   Cayman Islands
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All subsidiaries 100% unless otherwise noted